Consent of Ryder Scott Company Petroleum Engineers

     As independent petroleum engineers, Ryder Scott Company Petroleum Engineers hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Magnum Hunter Resources, Inc. (the "Company") of all references to our reports and our firm included in or made part of the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ Ryder Scott Company Petroleum Engineers
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Ryder Scott Company Petroleum Engineers


Houston, Texas
August 17, 2000